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                                                                      Exhibit 99



                               Gensym Corporation
                                52 Second Avenue
                              Burlington, MA 01803


                                 March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549



         Re: Confirmation of Arthur Andersen Representations
             -----------------------------------------------

Ladies and Gentlemen:

         This letter confirms that Gensym Corporation has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 10-K to which this letter is filed as an exhibit, a representation letter addressed to the company and stating that:

         . the audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards;

         . there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit; and

         . the availability of personnel at foreign affiliates of Andersen was not relevant to the audit.



                                             Very truly yours,

                                             GENSYM CORPORATION


                                             By:  /s/ THOMAS E. SWITHENBANK
                                                  -------------------------
                                                  Name: Thomas E. Swithenbank
                                                  Title: Chief Financial Officer